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Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

JAMES CLEM, Derivatively on Behalf of	)	Case No. 1:21-cv-00406-GBW
WALGREENS BOOTS ALLIANCE, INC.,	)
)
Plaintiff,	)
v.	)
)
JAMES A. SKINNER, STEFANO	)
PESSINA, WILLIAM C. FOOTE,	)
NANCY M. SCHLICHTING, GINGER L.	)
GRAHAM, DAVID J. BRAILER, JANICE	)
M. BABIAK, DOMINIC P. MURPHY,	)
JOHN A. LEDERER, JOSÉ E. ALMEIDA,	)
GEORGE R. FAIRWEATHER, and	)
LEONARD D. SCHAEFFER,	)
)
Defendants,	)
-and-)
)
WALGREENS BOOTS ALLIANCE, INC.,	)
a Delaware corporation,	)
)
Nominal Defendant.	)
)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER

DERIVATIVE ACTION

TO:	ALL OWNERS OF THE COMMON STOCK OF WALGREENS BOOTS ALLIANCE, INC. (“WALGREENS” OR THE “COMPANY”) CURRENTLY AND AS OF JULY 9, 2024 (“WALGREENS STOCKHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A WALGREENS STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE “RELEASED CLAIMS,” AS DEFINED IN THE STIPULATION.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the District of Delaware (the “Court”), that a proposed settlement has been reached by the parties to

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the above-captioned stockholder derivative action brought on behalf and for the benefit of Walgreens (the “Derivative Action”).1

As explained below, a hearing will be held on January 23, 2025, at 1:00 p.m., before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801 (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Released Claims, including the dismissal of the Derivative Action with prejudice. For a more detailed statement of the matters involved in the Derivative Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801. The Stipulation is also available for viewing on the website of Walgreens at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information. For a fee, all papers filed in the Derivative Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action, but is merely to advise you of the pendency and settlement of the Derivative Action.

[1]

All capitalized terms herein have the same meanings as set forth Parties’ Stipulation and Agreement of Settlement dated July 9, 2024 (the “Stipulation”), which is available for viewing on the website of Walgreens at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information.

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THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Walgreens. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTION

The Derivative Action is brought by Plaintiff solely on behalf of and for the benefit of Walgreens and against the Individual Defendants. The derivative claims arise from the Individual Defendants’ alleged breaches of fiduciary duties for, among other things, alleged false and misleading statements regarding a proposed merger between Walgreens and Rite Aid Corporation.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the Derivative Action are meritorious, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. However, Plaintiff’s Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Derivative Action against Defendants through trial and possible appeals. Plaintiff also has considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, and the difficulties and delays inherent in such litigation.

Plaintiff’s Counsel have conducted an investigation and analysis regarding the relevant facts, allegations, defenses, and controlling legal principles, including, inter alia: (i) reviewing Walgreens’ internal books and records regarding the alleged wrongdoing, which were produced in connection with the Section 220 Demand; (ii) reviewing Walgreens’ press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company, Rite Aid, and the Rite Aid Merger; (iii) reviewing

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related media reports about the Company, Rite Aid, and the Rite Aid Merger; (iv) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (v) preparing and filing the derivative complaint; and (vi) conducting damages analyses.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff believes that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Walgreens. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Plaintiff, Walgreens, and Current Walgreens Stockholders, and has therefore agreed to settle the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny any and all fault, wrongdoing, and liability for the claims and damages asserted, or that could have been asserted, in the Derivative Action and believe that their defenses to these claims are meritorious. Had the terms of this Stipulation not been reached, Defendants would have continued to contest Plaintiff’s allegations vigorously, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. However, Defendants recognize and acknowledge the expense and length of continued proceedings necessary to defend against the claims asserted in the Derivative Action through trial and possible appeals. Defendants also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, and the difficulties and delays inherent in such litigation. Accordingly, and without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action or any liability with respect thereto, Defendants believe that the Settlement set forth in the Stipulation is fair, reasonable, and

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adequate, and in the best interests of Walgreens and Current Walgreens Stockholders. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to effect the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or any admission by or against any of the Defendants of any fault, wrongdoing, or concession of liability, or any infirmity in the defenses that could have been asserted.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Walgreens’ website at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information. The following is only a summary of its terms.

As consideration for the Settlement, Walgreens has agreed to implement and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Corporate Governance Reforms”). The Corporate Governance Reforms shall be maintained by Walgreens for a period of not less than five (5) years. Walgreens and the Board acknowledge that the filing and prosecution of the Derivative Action caused the Company’s decision to adopt and implement the Corporate Governance Reforms. Walgreens and the Board also acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Walgreens and Current Walgreens Stockholders.

The Corporate Governance Reforms require:

1. BOARD OF DIRECTORS.

A. Mandatory Attendance of Directors at Annual Stockholder Meetings. The Company shall revise its Corporate Governance Guidelines to provide that, absent extenuating circumstances, its Chief Executive Officer and each member of the Board shall attend each annual stockholder meeting either in person or remotely.

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B. Director Training and Continuing Education. Section II of Exhibit A to the Settlement Stipulation entered into in connection with the settlement of the action captioned Cutler v. Wasson, et al., Case No. 1:14-cv-10408 (N.D. Ill.), contemplates that the Company’s directors and senior officers will receive training on “disclosure-related laws, regulations, policies, and procedures” in years one, three, and five of the implementation period of that settlement. Pursuant to the settlement of this Action, the Company will cause those same directors and senior officers to receive that training on an annual basis (instead of the semi-annual basis contemplated by the settlement of the Cutler action), and extend the implementation period of this settlement term (both for purposes of this action and the Cutler action) from five to six years such that those directors and senior officers will receive annual training of the type described above for each year between 2024 and 2029. This training shall be virtual.

2. AUDIT COMMITTEE. The Company shall revise the Audit Committee Charter to include the following:

A. Purpose:

1.	The Audit Committee shall assist the Board in its oversight over the soundness of the Company’s systems of internal accounting, financial controls, and disclosure controls.

B. Composition:

1.	At least half of the members of the Audit Committee must qualify as an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (“SEC”).

C. Specific Duties:

1.

The Audit Committee shall review and discuss with management and the Company’s independent auditor on an annual basis a plan to assess the adequacy and effectiveness of the Company’s systems of internal accounting and financial controls, as well as any related impact on the Company’s disclosure controls and procedures.

2.

As part of the Audit Committee’s periodic review of the adequacy and effectiveness of the Company’s disclosure controls and procedures, as provided by Specific Duty #16 in the current Audit Committee Charter, the Audit Committee shall meet periodically with either the Senior Officers, as defined in the Disclosure Committee Charter, or a representative of the Disclosure Committee to discuss material results of the Disclosure Committee’s evaluations of the Company’s disclosure controls and procedures that the Disclosure Committee conducts prior to the filing of each of the Company’s annual and quarterly Exchange Act reports pursuant to the Disclosure Committee Charter.

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3.

As part of the Committee Reports, as provided by Specific Duty #20 in the current Audit Committee Charter, the Chair of the Audit Committee shall periodically review with the Board any issues that arise with the quality or integrity of the Company’s disclosure controls and policies, including any significant deficiencies or material weaknesses.

3. DISCLOSURE COMMITTEE. The Company shall revise the Disclosure Committee Charter to include the following:

A.

Either the Senior Officers, as defined in the Disclosure Committee Charter, or a representative of the Disclosure Committee shall meet periodically, and in no event less than quarterly, with the Audit Committee to discuss material results of the Disclosure Committee’s evaluations of the Company’s disclosure controls and procedures.

B.	When the Company is considering a potential merger, acquisition, or divestiture, the Disclosure Committee shall:

1.

Evaluate material written disclosures filed with the SEC regarding any potential strategic transaction, including potential mergers, acquisitions, divestitures, joint ventures, or reorganizations, prior to public disclosure.

2.

Meet as needed with pertinent senior management to discuss SEC disclosure obligations regarding any potential merger, acquisition, or divestiture that the Company believes in good faith must be disclosed in its SEC filings.

4. WHISTLEBLOWER CONTROLS.

A.	The Company shall amend its relevant whistleblower policies as follows:

1.

A log of whistleblower complaints regarding the Company’s accounting practices, financial reporting, and SEC disclosure and compliance obligations made either (i) internally by a Company employee through appropriate reporting channels, including, for example, through the Compliance and Ethics Hotline; or (ii) by an external party such as a relator through a regulator, governmental authority, or pursuant to a qui tam complaint (the “Whistleblower Complaints”), as well as the results of all investigations of such Whistleblower Complaints, shall be maintained internally by, or maintained externally by relevant third-party vendors with oversight from, the Global Chief Compliance and Ethics Officer (or the Vice President, Global Internal Audit, if necessary) for a period of not less than ten (10) years.

2.	At or before each regularly scheduled Audit Committee meeting, the Audit Committee shall be provided with a written summary of

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Whistleblower Complaints received by the Company that pertinent senior management considers to be material, as well as any information that pertinent senior management considers material resulting from any internal investigation into such Whistleblower Complaints.

3.

To more explicitly reflect that the Company considers it the duty of all employees to promptly report compliance concerns to company leaders, Employee Relations, and the Compliance Office, and to more explicitly reflect that they should report such concerns without fear of reprisal or retribution of any kind.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Walgreens Stockholders and the Settlement Hearing contemplated by the Stipulation; and (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Derivative Action, without awarding costs to any Party, except as provided herein (the “Effective Date”).

Upon the Effective Date, Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Parties and their Related Persons. Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Party or any of their Related Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against any Released Party or any of their Related Persons or Defendants’ Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

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Upon the Effective Date, each of Walgreens and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff and Plaintiff’s Counsel from the Released Defendants’ Claims. Walgreens and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiff or Plaintiff’s Counsel with respect to any Released Defendants’ Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Released Defendants’ Claims against Plaintiff or Plaintiff’s Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the settlement, Plaintiff’s Counsel and Defendants’ Counsel separately negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefit provided to Walgreens and Current Walgreens Stockholders due to the Corporate Governance Reforms. The Parties have agreed that Plaintiff’s Counsel shall apply to the Court for the Fee and Expense Amount in the total amount of $750,000, which shall be Plaintiff’s Counsel’s sole application for an award of fees and expenses in connection with the Derivative Action.

To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Derivative Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Parties believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Walgreens stockholders are not personally liable for the payment of any award of attorneys’ fees and expenses.

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Plaintiff’s Counsel may apply to the Court for a service award of up to $2,500 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Derivative Action. Neither Walgreens nor any of the Individual Defendants shall be liable for any portion of the service award.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Parties should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Walgreens Stockholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the agreed-to Fee and Expense Amount should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys’ fees and

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reimbursement of expenses to Plaintiff’s Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Clem v. Skinner, et al., Case No. 1:21-cv-00406);

3. Proof of being a Walgreens stockholder currently and as of July 9, 2024;

4. The date(s) you acquired your Walgreens shares;

5. A statement of each of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 9, 2025. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801, and serve such materials by that date, to each of the following Settling Parties’ counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

COOCH AND TAYOR	ABRAMS & BAYLISS LLP
Attn: Blake A. Bennett	Attn: A. Thompson Bayliss
The Brandywine Building	20 Montchanin Road
1000 N. West Street, Suite 1500	Suite 200
Wilmington, DE 19801	Wilmington, DE 19807
Telephone: (302) 984-3800	Telephone: (302) 778-1033

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E-mail: bbennett@coochtaylor.com	Bayliss@AbramsBayliss.com

ROBBINS LLP	ROPES & GRAY LLP
Attn: Stephen J. Oddo	Attn: Martin J. Crisp
5060 Shoreham Place, Suite 300	1211 Avenue of the Americas
San Diego, CA 92122	New York, NY 10036-8704
Telephone: (619) 525-3990	Telephone: (212) 596-9000
E-mail: soddo@robbinsllp.com	E-mail: Martin.Crisp@ropesgray.com

Unless otherwise ordered by the Court, any Current Walgreens Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Walgreens’ website at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801. Or you can call Robbins LLP, Stephen J. Oddo, telephone: (619) 525- 3990, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR WALGREENS

REGARDING THIS NOTICE.

DATED:
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE